EXHIBIT 99.1

MercadoLibre, Inc. Reports Selected Summary Statistical Data for Fourth Quarter and Fiscal Year 2008

BUENOS AIRES, Argentina, Jan. 20, 2009 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) today announced selected summary statistical data for the fourth quarter and fiscal year ended December 31, 2008.

For the fourth quarter, the Company reported record unit volume of 5.8 million successful items representing a 22% year-over-year increase in unit sales. Annual unit volume for fiscal year 2008 was 21.1 million successful items, 21% higher than the volume reported during 2007.

For the fourth quarter of 2008, MercadoLibre's gross merchandise volume totaled $523.7 million, a 14% year-over-year growth for the period. Growth in gross merchandise volume was negatively impacted by foreign exchange fluctuations as the U.S. dollar strengthened versus local currencies during the three-month period. Gross merchandise volume for the fourth quarter 2008, measured in local currencies, grew 32% year-over-year. Gross merchandise volume for the full year was $2.1 billion, a 38% increase over the same period one year earlier. For the full year 2008, gross merchandise volume measured in local currencies grew 34%.

Total payments volume on the MercadoPago platform for the fourth quarter was $55.3 million, a 3% year-over-year decrease when compared to the same period one year earlier. Payments volume growth through the MercadoPago platform was impacted by a stronger U.S. dollar, rising interest rates on consumer credit and 4 days of MercadoPago unavailability due to website technical difficulties experienced during the fourth quarter of 2008 that have been since repaired. Payment volume for the full year totaled $255.9 million, 62% higher than for fiscal year 2007. When measured in local currencies, total payments volume grew 20% year-over-year for the fourth quarter 2008 and 54% for the full year.

Total payment transactions, in units, during the fourth quarter of 2008, totaled 0.5 million, a 19% year-over-year increase. For the fiscal year 2008, total payment transactions were 1.9 million, a 40% increase over the previous year.

MercadoLibre reported 1.7 million new confirmed registered users during the fourth quarter of 2008, extending the total number of confirmed registered users on the MercadoLibre marketplace at year end 2008 to 33.7 million, a 36% increase year-over-year.

"We are pleased with the ongoing momentum of our business in the fourth quarter, especially given the challenging global environment in which we are operating, and are very gratified that consumers in Latin America continued to choose MercadoLibre as a preferred on-line shopping destination," said Marcos Galperin, CEO of MercadoLibre. "As the number of internet users in Latin America continues to increase substantially, a larger and more robust community of buyers and sellers has come to appreciate our product and service offerings. As a result of this internal growth and completed acquisitions, we have been able to accelerate our unit volume sales over previous periods. We look forward to 2009 with confidence in our ability to grow our trading and payments platforms and deliver ever improving on-line shopping experiences to our customers."

The following table summarizes certain operating metrics of MercadoLibre:

 (in millions)                  Year ended December 31,
              -------------------------------------------------------
               2003     2004     2005      2006      2007      2008
              -------  -------  -------  --------  --------  --------
 Number of
  confirmed
  registered
  users at
  end of
  period          4.0      6.5     12.2      18.2      24.9      33.7

 Number of
  confirmed
  new
  registered
  users
  during
  period          1.5      2.5      5.7       6.0       6.7       8.8

 Gross
  merchandise
  volume      $ 164.3  $ 299.3  $ 607.7  $1,075.1  $1,511.5  $2,078.9

 Number of
  successful
  items           3.1      5.1      8.4      13.8      17.5      21.1

 Total
  payment
  volume      $   0.1  $   8.9  $  38.5  $   89.0  $  158.0  $  255.9

 Total
  payment
  trans-
  actions                                               1.3       1.9

 (in millions)                    Three Months ended December 31,
                                  -------------------------------
                                    2007                    2008
                                  -------                 -------
 Number of confirmed
  registered users at end of
  period                             24.9                    33.7

 Number of confirmed new
  registered users during
  period                              1.6                     1.7

 Gross merchandise volume         $ 461.0                 $ 523.7

 Number of successful items           4.8                     5.8

 Total payment volume             $  56.8                 $  55.3

 Total payment transactions           0.4                     0.5

This information has been prepared by MercadoLibre and has not been audited. The Company expects to announce unaudited fourth quarterly financial data and audited consolidated financial statements for the fiscal year ended December 31, 2008 in late February 2009 and cannot predict the impact of these operating metrics on actual reported financial results.

Definition of Selected Operating Metrics

New confirmed registered users -- Measure of the number of new users who have registered on the MercadoLibre marketplace and confirmed their registration.

Total confirmed registered users -- Measure of the cumulative number of users who have registered on the MercadoLibre marketplace and confirmed their registration.

Gross merchandise volume -- Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Successful items -- Measure of the number of items that were sold/purchased through the MercadoLibre marketplace.

Total payment volume -- Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions -- Measure of the number of all transactions paid for using MercadoPago.

Local currency growth rates -- Local currency growth rates are calculated taking the average monthly exchange rates for each month in the fourth quarter and full year of 2007, and applying them to the corresponding months in 2008, so as to calculate what our operational results would have been had exchange rates remained stable from one quarter and year to the next.

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risks and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, adverse changes in the company's markets and other risks disclosed in the company's filings with the Securities and Exchange Commission. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements. The information included in this release should be read together with the company's financial statements filed with the Securities and Exchange Commission.

About MercadoLibre

MercadoLibre is the largest online commerce platform in Latin America. We are market leaders in e-commerce in each of Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru, Uruguay and Venezuela, based on unique visitors and page views during the third quarter of 2008. Additionally, we have recently launched online trading platforms in Costa Rica, the Dominican Republic and Panama. With a population of over 550 million people and a region with one of the world's fastest-growing Internet penetration rates, we provide buyers and sellers a robust online trading environment that fosters the development of a large and growing e-commerce community. We offer a technological and commercial solution that addresses the distinctive cultural and geographic challenges of operating an online trading platform in Latin America.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

MELI_F

CONTACT:  MercadoLibre
          Investor Relations contact:
          Pedro Arnt
            pedro@mercadolibre.com
            http://investor.mercadolibre.com
          Media Relations contact:
          Lorena Diaz Quijano
            (54.11) 5352-8026
            lorena.diazquijano@mercadolibre.com